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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                October 23, 2002
                                (Date of Report)


                               Claimsnet.com inc.
             (Exact name of registrant as specified in its charter)


          Delaware                    001-14665               75-2649230
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)


          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)




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Item 5.  Other Events.

         Effective October 21, 2002, Bo Lycke and Sture Hedlund resigned from the Registrant's Board of Directors. Neither Mr. Lycke's nor Mr. Hedlund's resignation related to a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. A copy of each of Mr. Lycke's and Mr. Hedlund's resignation letter is attached hereto as Exhibit 99.1 and 99.2, respectively.

         Effective October 23, 2002, the Board of Directors of the Registrant appointed Don Crosbie and Paul Miller to fill the aforementioned vacancies on the Board of Directors, to serve, subject to the by-laws, until the next annual meeting of the Registrant's stockholders and their successors have been duly elected and qualified. Additionally, the Board elected Mr. Crosbie to serve as Chairman, and Alfred Dubach to serve as Vice-Chairman, of the Registrant's Board of Directors. Also, effective October 23, 2002, the Board reconstituted each of the Audit Committee and the Compensation Committee, appointing Mr. Dubach and Thomas Michel to serve on each committee, subject to the by-laws, until the next annual meeting of the Registrant's stockholders and their successors have been duly elected and qualified.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 23, 2002

                                   CLAIMSNET.COM INC.



                                   By:   /s/ Paul W. Miller
                                      -------------------------
                                      Name:  Paul W. Miller
                                      Title: Chief Operating Officer and Chief
                                             Financial Officer